Contact:
Scott Schecter	Hulus Alpay
Chief Financial Officer	Investor Relations
HydroGen Corporation	Makovsky + Company
(212) 672-0380 x 3002	(212) 508-9600
sschecter@hydrogenllc.com	halpay@makovsky.com

HydroGen Corporation Awarded Grant from Ohio’s
Third Frontier Fuel Cell Program

Company Receives $525,140 for Improved Fuel Cell
Power Plant Efficiency Using Cogeneration

Cleveland, Ohio - March 27, 2008 - HydroGen Corporation (Nasdaq: HYDG), a designer and manufacturer of multi-megawatt air-cooled phosphoric acid fuel cell (PAFC) systems, today announced that it had received a grant of $525,140 for Improved Fuel Cell Power Plant Efficiency Using Cogeneration. The funds were awarded through the Ohio Third Frontier Fuel Cell Program in the category of Market Readiness Demonstration Projects.

The Company recently completed the construction of its fuel cell commercial demonstration plant at ASHTA Chemicals Inc., and through this project intends to demonstrate increased system electrical efficiency through the addition of an Organic Rankine Cycle heat recovery unit that will provide additional electric generation at the ASHTA site.

In announcing the awards, Ohio Lt. Governor Fisher, who also serves as Director of the Ohio Department of Development and Chair of the Third Frontier Commission, said,
"Strategic investments from Ohio's Third Frontier Fuel Cell Program have established our state as a global leader in fuel cell innovations. The investments made today will provide additional opportunities for the development and deployment of fuel cell technologies and will continue to spur economic growth in this important industry."

Joshua Tosteson, President of HydroGen Corporation, commented: “Our collaboration with the state of Ohio has been important in catalyzing the commercialization and market readiness of our PAFC product. This award will support the Company’s efforts to improve our overall system performance, enabling us to provide a stronger value proposition to our customers. Ohio is among the most forward-thinking states in recognizing the job creation potential of fuel cell technology commercialization, and has shown leadership through its sustained investment in fuel cell technology commercialization. We are grateful to have received this award, and look forward to continuing our work under the Ohio Third Frontier Fuel Cell Program in further advancing the commercial deployment of our technology.”

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HydroGen Awarded Grant

About HydroGen Corporation

HydroGen Corporation is a manufacturer of multi-megawatt fuel cell systems utilizing its proprietary 400 kW phosphoric acid fuel cell (PAFC) technology. HydroGen’s fuel cell technology, originally developed by Westinghouse Corporation, offers a multi-megawatt, zero-emission power generation product that supports the growth of industrial distributed energy. The Company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in HydroGen's filings with the United States Securities and Exchange Commission. HydroGen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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